UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DBX ETF TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

345 Park Avenue, New York, New York	10154
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share of:

Deutsche X-trackers Dow Jones Hedged International Real Estate ETF	Bats BZX Exchange, Inc.	38-3955903
Deutsche X-trackers MSCI Southern Europe Hedged Equity ETF	Bats BZX Exchange, Inc.	61-1761215
Deutsche X-trackers MSCI Spain Hedged Equity ETF	Bats BZX Exchange, Inc.	35-2532025
Deutsche X-trackers MSCI Italy Hedged Equity ETF	Bats BZX Exchange, Inc.	38-3933474
Deutsche X-trackers MSCI EAFE Small Cap Hedged Equity ETF	Bats BZX Exchange, Inc.	35-2531947
Deutsche X-trackers Japan JPX-Nikkei 400 Hedged Equity ETF	Bats BZX Exchange, Inc.	38-3956117
Deutsche X-trackers MSCI Emerging Markets High Dividend Yield Hedged Equity	Bats BZX Exchange, Inc.	61-1760743
Deutsche X-trackers MSCI Eurozone High Dividend Hedged Equity ETF	Bats BZX Exchange, Inc.	61-1760828

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-170122; 811-22487

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of Deutsche X-trackers Dow Jones Hedged International Real Estate ETF, Deutsche X-trackers MSCI Southern Europe Hedged Equity ETF, Deutsche X-trackers MSCI Spain Hedged Equity ETF, Deutsche X-trackers MSCI Italy Hedged Equity ETF, Deutsche X-trackers MSCI EAFE Small Cap Hedged Equity ETF, Deutsche X-trackers Japan JPX-Nikkei 400 Hedged Equity ETF, Deutsche X-trackers MSCI Emerging Markets High Dividend Yield Hedged Equity ETF and Deutsche X-trackers MSCI Eurozone High Dividend Yield Hedged Equity ETF, each a series of DBX ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 368 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-170122; 811-22487) filed on September 28, 2016, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811-22487), as filed with the Securities and Exchange Commission on February 9, 2011.

2. The Trust’s By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 368 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811-22487), as filed with the Securities and Exchange Commission on September 28, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DBX ETF TRUST

Date: January 3, 2016	By:	/s/ Freddi Klassen
Freddi Klassen
President and Chief Executive Officer